



                                                        Three Months Ended                Nine Months Ended
                                                   ------------------------------    ----------------------------
                                                   September 30,    September 30,   September 30,   September 30,
                                                       1998             1997            1998            1997
                                                   -------------    -------------    ------------    ------------

Basic net income per common share computation:
   Income available to common shareholders from
      continuing operations                           $  22,021        $  16,548       $  68,252       $  45,424
   Income available to common shareholders from
      discontinued operations                         $   6,907        $  12,141       $  30,020       $  28,614
   Income from gain on sale of discontinued
      operations, net of tax                          $ 216,365        $       -       $ 216,365       $       -
                                                   -------------    -------------    ------------    ------------
   Average common shares outstanding                    111,412          102,577         109,085         101,549
                                                   =============    =============    ============    ============
   Basic income per common share from continuing
      operations                                      $    0.20        $    0.16       $    0.63       $    0.45
                                                   =============    =============    ============    ============
   Basic income per common share from discontinued
      operations                                      $    0.06        $    0.12       $    0.28       $    0.28
                                                   =============    =============    ============    ============
   Basic income per common share from gain on
      sale of discontinued operations, net
      of income tax                                   $    1.94        $       -       $    1.98       $       -
                                                   =============    =============    ============    ============
   Basic net income per common share                  $    2.20        $    0.28       $    2.89       $    0.73
                                                   =============    =============    ============    ============
Diluted net income per common share computation
   Income available to common shareholders
      from  continuing operations                     $  22,021        $  16,548       $  68,252       $  45,424
   Interest paid on convertible debt, net of tax
      benefit                                               928              928           2,784           2,784
                                                   -------------    -------------    ------------    ------------
   Income available to common shareholders and
      assumed conversions from continuing
      operations                                      $  22,949        $  17,476       $  71,036       $  48,208
                                                   -------------    -------------    ------------    ------------
   Income available to common shareholders
      from discontinued operations                    $   6,907        $  12,141       $  30,020       $  28,614
                                                   -------------    -------------    ------------    -----------
   Income available to common shareholders
      from gain on sale of discontinued
      operations, net of income taxes                 $ 216,365        $       -       $ 216,365       $       -
                                                   -------------    -------------    ------------    -----------
   Average common shares outstanding                    111,412          102,577         109,085         101,549
   Incremental shares from assumed conversions:
      Convertible debt                                    7,599            7,599           7,599           7,599
      Stock options                                       1,864            3,790           3,237           3,419
                                                   -------------    -------------    ------------    ------------
Diluted average common shares outstanding               120,875          113,966         119,921         112,567
                                                   -------------    =============    ============    ============
Diluted income per common share from continuing
   operations                                           $   0.19        $   0.15       $    0.59       $    0.43
                                                   =============    =============    ============    ============
Diluted income per common share from discontinued
   operations                                           $   0.06        $   0.11       $    0.25       $    0.25
                                                   =============    =============    ============    ============
Diluted income per common share from gain on
   sale of discontinued operations, net of
   income taxes                                         $   1.79        $      -       $    1.80       $       -
                                                   =============    =============    ============    ============
Diluted net income per common share                     $   2.04        $   0.26       $    2.64       $    0.68
                                                   =============    =============    ============    ============
